UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 Regulation FD Disclosure and 8.01 Other Event.

On November 15, 2010, Walter Investment Management Corp. (the “Company”) announced that Mid-State Capital Trust 2010-1 (the “Trust”), a to be formed Delaware statutory trust and subsidiary of Mid-State Capital, LLC, a wholly owned subsidiary of the Company, is offering for sale $135 million in principal amount of its secured notes.  The notes will be backed by U.S. residential mortgage loans, building and installment sale contracts, promissory notes, related mortgages and other security agreements. It is expected that the Trust will sell approximately $56 million in principal amount of Class A notes and $78 million in principal amount of Class M notes. The Class A and Class M notes are expected to have initial interest rates of 3.5% and 5.25% per annum, respectively and are expected to mature in December 2045. The purpose of the offering is to raise capital to fund the Company’s proposed growth objectives. The offering is currently expected to close on November 30, 2010.

The offering is being made by means of a private placement memorandum under Rule 144A. The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Item 7.01 and 8.01 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Note	Description
99.1		Press Release Dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: November 15, 2010	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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